UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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TE CONNECTIVITY LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS OF
TE CONNECTIVITY LTD.
TO BE HELD ON MARCH 10, 2021

This proxy statement supplement, dated February 11, 2021 (this “Supplement”), supplements the proxy statement dated January 14, 2021 (the “Proxy Statement”) in connection with the solicitation of proxies by the board of directors (the “Board”) of TE Connectivity Ltd. (the “Company”) for use at the 2021 Annual General Meeting of Shareholders (the “Annual Meeting”) to be held at 2:00 p.m., Central European Time (8:00 a.m., Eastern Standard Time), on March 10, 2021, at Bär & Karrer Ltd., Brandschenkestrasse 90, CH-8002 Zurich, Switzerland, and at any adjournments or postponements thereof.

The purpose of this Supplement is to provide supplemental information regarding additional and revised disclosures to Agenda Item No. 1 – Election of Directors in the Proxy Statement. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current and supersedes the different or updated information contained in the Proxy Statement. THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

SUPPLEMENTAL DISCLOSURE AND AMENDMENT TO AGENDA ITEM NO. 1 – ELECTION DIRECTORS

The Company has determined to amend the Motion Proposed by the Board of Directors to be voted on by shareholders in Agenda Item No. 1 and the accompanying disclosure in the Proxy Statement, to reflect that on February 8, 2021, the Board of Directors accepted the resignation of David M. Kerko as a result of his change in employment, such resignation to be effective February 16, 2021. As a result of the resignation, David M. Kerko will not stand for re-election as a director of the Company at the Annual General Meeting of Shareholders to be held on March 10, 2021 and any votes that may be cast for David M. Kerko will have no force or effect. The changes to Agenda Item No. 1 – Election of Directors are as follows: (additional language is underlined, deleted text is struck through):

AGENDA ITEM NO. 1—ELECTION OF DIRECTORS

Motion Proposed by the Board of Directors

At the Annual General Meeting, upon the recommendation of the Nominating, Governance and Compliance Committee, the Board of Directors proposes thirteen (13) ~~fourteen (14)~~ nominees for individual election as directors to hold office until the Annual General Meeting of shareholders in 2022. Twelve ~~Thirteen~~ nominees are current directors of TE Connectivity Ltd. One nominee, Mr. Mitts, is not a current director of TE Connectivity Ltd. All nominees are listed below with brief biographies. On February 8, 2021, the Board of Directors accepted the resignation of David M. Kerko as a result of his change in employment, such resignation to be effective February 16, 2021. As a result of the resignation, David M. Kerko will not stand for election as a director of the Company at the Annual General Meeting of Shareholders to be held on March 10, 2021 and any votes cast for David M. Kerko will have no force or effect.

Vote Requirement to Elect Directors

The approval of a majority of the votes cast at the meeting, whether in person or by proxy, is required for approval of the election of each of the thirteen (13) ~~fourteen (14)~~ nominees for director.

Recommendation

The Board of Directors recommends a vote “FOR” the election of each of the thirteen (13) ~~fourteen (14)~~ nominees for director.

SUPPLEMENTAL DISCLOSURE TO THE DIRECTOR BIOGRAPHIES APPEARING IN AGENDA ITEM NO. 1 – ELECTION DIRECTORS – NOMINEES FOR ELECTION

The Company has determined to supplement the director biographies appearing in Agenda Item No. 1 – Election of Directors – Nominees for Election to add the following disclosures:

Pierre R. Brondeau – On February 9, 2021, FMC Corporation announced that Dr. Brondeau will cease serving as Executive Chairman of FMC Corporation effective April 27, 2021. Dr. Brondeau has agreed to be re-nominated for election as a director of FMC Corporation.  Assuming his re-election at the 2021 Annual Meeting on April 27, the Board of FMC Corporation intends that Dr. Brondeau will continue to serve as chairman of the Board as a non-employee director after April 27.

Carol A. (“John”) Davidson – On February 1, 2021, Mr. Davidson joined the board of directors of International Flavors & Fragrances Inc.

Yong Nam – On January 28, 2021, Mr. Nam joined the board of directors of DL Chemical following the spin-off of Daelim Industrial into three separate companies.

* * *

VOTING MATTERS

          There are no changes to the previous proxy/voting instruction card. To the extent you previously casted or will cast a vote for the election of David M. Kerko as a director, the vote will have no force or effect.  If you have already voted by Internet or by mail, you do not need to take any action unless you wish to change your vote. Proxies/voting instructions already returned by shareholders (via Internet or mail) will remain valid and will be voted at the Annual Meeting, or at any adjournment or postponement thereof, in the manner indicated unless you revoke your proxy or change your vote before your shares are voted at the Annual Meeting. Shares represented by proxies returned before the Annual Meeting, but for which no voting instructions have been provided, will be voted in accordance with the Board’s recommendations as set forth in the Proxy Statement. Important information regarding how to vote your shares, revoke your proxy or change voting instructions already given is available in the Proxy Statement under the caption “QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND VOTING.”

For assistance please contact D.F. King & Co., Inc., the proxy solicitor for the Annual General Meeting. The contact information for D.F. King & Co. is:

D.F. King & Co.

(800) 848-3402 (US callers only)

+1 (212) 269-5550

Email: TEL@dfking.com (reference TE Connectivity in the subject line)

Thomas J. Lynch Chairman of the Board